Exhibit 32.0

                           SECTION 1350 CERTIFICATIONS


I, Scott V. Fainor, President and Chief Executive Officer, and Eugene T. Sobol, Senior Executive Vice President, Treasurer, Chief Operating Officer and Chief Financial Officer, of KNBT Bancorp, Inc. (the "Company"), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

         (1) The Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d); and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:    March 26, 2004
                           By:   /s/ Scott V. Fainor
                                     -----------------------------------
                                     Scott V. Fainor
                                     President and Chief Executive Officer



Date:    March 26, 2004
                           By:   /s/ Eugene T. Sobol
                                     -----------------------------------
                                     Eugene T. Sobol
                                     Senior Executive Vice President, Treasurer,
                                     Chief Operating Officer and Chief Financial
                                     Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to KNBT Bancorp, Inc. and will be retained by KNBT Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.




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